UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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GREAT PLAINS ETHANOL, LLC
(Name of Registrant as Specified In Its Charter)

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Great Plains Ethanol, LLC

27716 462nd Avenue

Chancellor, South Dakota 57015

NOTICE OF 2006 ANNUAL MEETING OF MEMBERS

TO BE HELD ON JUNE 12, 2006

Members of Great Plains Ethanol, LLC:

Notice is hereby given that the 2006 Annual Meeting of Members of Great Plains Ethanol, LLC will be held on June 12, 2006 at 7:00 p.m., local time, at the new Lennox High School Cafetorium, 1201 S. Main St., Lennox, South Dakota, 57039, for the purpose of taking the following actions:

1.             To elect two Class A managers and one Class C manager to the Board of Managers;

2.             To receive the report of management on the business of Great Plains Ethanol and Great Plains Ethanol’s audited financial statements for the fiscal year ended December 31, 2005, together with the report thereon of Eide Bailly LLP, the Company’s independent auditors; and

3.             To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice.

Our Board of Managers is not aware of any other business to come before the Annual Meeting.  Only Members of record at the close of business on May 1, 2006 will be entitled to notice of the Annual Meeting and to vote for purposes of the Annual Meeting.

All Members are cordially invited and encouraged to attend the Annual Meeting in person.  However, to vote your capital units on the election of the Board of Managers, you must vote and return your ballot prior to the commencement of the Annual Meeting. If you have any questions regarding the Information Statement, please call us at (605) 647-0040 ext. 234.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Darrin Ihnen
Darrin Ihnen
President of the Board of Managers
Chancellor, South Dakota
May 1, 2006

Great Plains Ethanol, LLC

27716 462nd Avenue

Chancellor, South Dakota 57015

Information Statement

2006 Annual Meeting of Members

June 12, 2006

VOTING INFORMATION

You may only vote your capital units for the election of the Board of Managers (the “Board”) by returning the enclosed ballot to us, either by mail or personal delivery, prior to Great Plains Ethanol, LLC’s (also referred to as the “Company,” “we,” “our,” or “us”) 2006 Annual Meeting of Members to be held at 7:00 p.m., local time, on June 12, 2006, at the new Lennox High School Cafetorium located at 1201 S. Main St., Lennox, South Dakota 57039, or any adjournment thereof. Your attendance will be required to cast a vote if any other proper business comes before the Annual Meeting and which requires your vote.

Outstanding Capital Units and Voting Rights

Members of record at the close of business on May 1, 2006 are entitled to vote at the Annual Meeting.  As of that date, we have a total of 3,742 Capital Units issued and outstanding, held by 554 members. Ten percent of Class A members, Ten percent of the Class B members and Class C members representing ten percent of the outstanding Class C Units must be present at the Annual Meeting, in person or by mail-in ballot, to have a quorum of members at the Annual Meeting.

Each Class A member may only cast one vote on each matter coming to a vote of the Class A members, regardless of the number of Class A Units owned by such Member. Each Class C member may cast one vote for each Class C Unit owned, as the case may be, by such member.

A more detailed explanation of your voting rights and the procedures for voting can be found under “Election of Board of Managers and Voting” below.

This Information Statement is being mailed to our members on or about May 10, 2006.  Our 2005 Annual Report on Form 10-K is also being mailed to members with this Information Statement.

All votes will be tabulated by the inspector of elections, who will be appointed by the Board of Managers (the “Board”), and will separately tabulate votes cast for the nominees to the Board. Class A and Class C ballots to be used for the mail-in ballot are enclosed with this Information Statement.

Attendance and Voting at the Annual Meeting

If you own Capital Units as of May 1, 2006, you may vote and attend the Annual Meeting. However, to vote your Capital Units on the election of the Board you must return your ballot to us on or before the date of the Annual Meeting, by either returning the ballot through the mail or personal delivery. A self-addressed return envelope has been provided for your convenience. You may revoke your ballot at any time before the Annual Meeting, provided we receive a revocation notice in writing from you before the start of the Annual Meeting. If any other business comes before the Annual Meeting and requires your vote, you must attend the meeting to cast your vote.

Solicitation

The Company is making this solicitation. The entire cost of such solicitation will be borne by the Company. Such cost includes professional fees and the cost of supplying to our members copies of this Information Statement and our 2005 Annual Report on Form 10-K.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR BALLOT VIA REGULAR MAIL IN THE SELF-ADDRESSED RETURN ENVELOPE OR DELIVER YOUR BALLOT TO US PRIOR TO JUNE 12, 2006 (7:00 P.M.).

If you have any questions regarding the information in this Information Statement, please call Steve Kary, our membership coordinator, at (605) 647-0040, ext. 234.

MATTERS TO BE VOTED UPON

I.              ELECTION OF BOARD OF MANAGERS AND VOTING

The principal matter for consideration at the 2006 Annual Meeting is the election of three managers to the Board. All three seats are due to the expiration of three managers’ terms of office. The managers of the Board will be elected as follows:

•      Two Class A managers will be elected by our Class A members voting as a separate class; and,

•      One Class C manager will be elected by our Class C members voting as a separate class.

The following nominees have been nominated by the Nomination Committee for the purpose of the 2006 Annual Meeting and election and have been approved for presentation to the membership:

Name	Class of Capital Units Voting	Term
Dennis Hardy	Class A	2009
Darrin Ihnen	Class A	2009
Mark Miller	Class C	2009

Dennis Hardy and Darrin Ihnen are the nominees for the two Class A manager positions. Mark Miller is the nominee for the Class C manager position. Detailed information on each nominee is provided in the “Information About Nominees” section below.

THE COMPANY’S BOARD OF MANAGERS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF MANAGERS.

Class A Voting Procedures for Election of Managers

Each Class A member is entitled to cast only one vote for each matter to be voted on at the Annual Meeting, regardless of the number of Class A Units he or she owns.  Because there are currently two Class A nominees to the Board for two open positions, and no write-in nominations are permitted, each Class A member may cast one vote for each Class A nominee.

Class C Voting Procedures for Election of Manager

The Class C member is entitled to cast as many votes as the number of Class C Units each member owns for each matter to be voted on at the Annual Meeting.  Because of the number of Class C nominees to the Board and the fact that no write-in nominations are permitted, each Class C member may cast all of his or her votes for the one nominee for the three-year term. The number of votes cast will depend on the number of Class C Units the Class C member owns.  To illustrate, if you own one Class C Unit, you may cast one vote for the nominee. Or, if you own 100 Class C Units, you may cast 100 votes for the nominee.

Information About Nominees

Our members will elect three managers to the Board, all of whom will serve for a three-year term.  The following tables contain certain information with respect to the persons nominated for election at the 2006 Annual Meeting:

Class A Nominees for the Board of Managers:

Three-Year Term

Name, Address and Board Position, if any.	Age	Board Member Since	Background

Dennis Hardy 47312 288th Street Beresford, South Dakota 57004	60	2000

Dennis Hardy has been a farmer in the Beresford, South Dakota area for over 20 years. He is the president of the Farmers Pork Cooperative and the past chairman of the South Dakota Research and Promotion Council. He graduated from South Dakota State University, Brookings, South Dakota in 1968 with a Bachelor of Science Degree in Electrical Engineering.

Darrin Ihnen 28065 459th Avenue Hurley, South Dakota 57036 President	40	2000

Darrin Ihnen has been a farmer in Hurley, South Dakota for over 20 years. He serves as a director of the National Corn Growers Association, and was the former president of the South Dakota Corn Growers Association. He also serves as a member of the Company’s Audit and Nomination Committee.

Class C Nominees for the Board of Managers:

Name, Address and Board Position, if any.	Age	Board Member Since	Background

Mark Miller 216 W Well Street Freeman, South Dakota 57029	35	2005; also served between 2000-2003

Mark Miller has been a farmer in Freeman, South Dakota since 1999. Between 1995 and 1999, he was the Youth Minister for Central Church, Milbank, South Dakota. He is also a former member of the Bethany Church Council in Freeman. He attended South Dakota State University, Brookings, South Dakota.

INFORMATION ABOUT CURRENT BOARD OF MANAGERS

Name, Address, and Board Position, if any.	Capital Units Electing	Age	Board Member Since	Term Expires	Occupation and Background

Jeff Broin 2209 East 57th St. North Sioux Falls, South Dakota 57108	B	40	1996	2007

Jeff Broin has been integrally involved in the Company from its early planning stages. He is the Chief Executive Officer of the Broin Companies consisting of Broin and Associates, Inc., Broin Management, LLC, and Broin Enterprises, Inc., serving in this capacity for over twenty years. He has been instrumental in developing a “turn key” concept for the design,

Name, Address, and Board Position, if any.	Capital Units Electing	Age	Board Member Since	Term Expires	Occupation and Background

engineering, construction, development, managing and marketing of several ethanol plants located in the Midwest. He is a director of the American Coalition for Ethanol and the Renewable Fuels Association, and is an associate member of the South Dakota Corn Growers Association. He also serves on the boards of several ethanol plants operated and managed by the Broin Companies. He graduated from the University of Wisconsin, Madison in 1987 with a Bachelor of Science Degree in Agricultural Business.

Dennis Schrag 44133 283rd Street Freeman, South Dakota 57029	A	48	2000	2007	Dennis Schrag has been a farmer in the Freeman, South Dakota area since 1973. He is a former director of the Childstown Township board.

Steve Sinning 46366 280th Street Lennox, South Dakota 57039 Secretary	C	51	2000	2008	Steve Sinning has been a farmer in Lennox, South Dakota since 1978. He graduated from the University of South Dakota, Vermillion, South Dakota in 1976 with a Bachelor of Science Degree in Biology.

Fred Thurman 416 S. 2nd Avenue Sioux Falls, South Dakota 57104	C	54	2003	2007

Fred Thurman is a Certified Public Accountant and has been a partner in the accounting firm of Thurman, Comes, Foley and Company, LLP, Sioux Falls, South Dakota, since 1979. In addition, Mr. Thurman is a managing member of four hotel properties and is a member of Corn Energy Investors, LLC. He serves as a director of seven ethanol plants in South Dakota, Iowa and Minnesota, and one soybean processing plant in Iowa. He is a director of Voyager Financial Services Corporation, a banking and mortgage services company. He is also past president and director of the Firstel and Advance Communications Group, Inc. He graduated from the University of South Dakota, Vermillion, South Dakota in 1973 with a Bachelor of Science Degree in Accounting.

Name, Address, and Board Position, if any.	Capital Units Electing	Age	Board Member Since	Term Expires	Occupation and Background

Dan Viet 27148 SD Hwy 19 Parker, South Dakota 57053	A	42	2000	2008

Dan Viet has been a farmer in Parker, South Dakota since 1982. He is a current member of the Turner County, South Dakota Fair board. He graduated from Vocational Technical College, Mitchell, South Dakota in 1982 with an Associates Degree in Ag Management.

Larry Ward 2209 East 57th Street North Sioux Falls, South Dakota 57108 Vice President	C	49	2003	2008

Larry is the Director of Project Development for the Broin Companies and has been employed with the Broin Companies since 1997. Prior to working for Broin, he was employed in various management positions within the feed industry. He also serves as a director of several ethanol plants that are currently operating or in the development stage. He is a former director of the Renewable Fuels Association. He graduated from Mankato State University, Mankato, Minnesota in 1980 with a Bachelor of Science degree in Business Administration, and from the University of South Dakota, Vermillion, South Dakota in 1990 with a Masters Degree in Business Administration.

Board of Managers’ Meetings

The Board held eight regularly scheduled meetings during the fiscal year ended December 31, 2005. Each manager of the Board, except for Jeff Broin, attended at least 75% of the meetings of the Board and at least 75% of the meetings of the committees of which each was a member during the fiscal year ended December 31, 2005.

Committees of the Board of Managers

The Board has an audit committee and nomination committee, but has not formed a compensation committee.

Audit Committee, Charter, Composition

Charter, Composition, Meetings and Financial Expert

The Audit Committee operates under a charter adopted by the Board, a copy of which was attached to our Information Statement for the 2005 Annual Meeting as Appendix I. Our Audit Committee reviews the services provided by our independent auditor, consults with our independent auditor and reviews the need for internal auditing procedures and the adequacy of internal controls.  Under our charter, the Audit Committee must have three members, each of whom must satisfy all of the requirements for independence as set forth under the rules of the NASD and the SEC, with one exception. Under the exception, a member is not precluded from serving on the Audit Committee as a result of payments received from the Company for the delivery and sale of corn to the Company. Fred Thurman, Steve Sinning and Darrin Ihnen comprise our Audit Committee, but only Fred Thurman satisfies all of the requirements for independence under the NASD and SEC rules. Darrin Ihnen and Steve Sinning do not satisfy the definition of independent because of the payment they receive from the Company for the sale of corn to the Company. The Audit Committee held four meetings during fiscal year 2005.

In addition, none of the current members of the Audit Committee is an “audit committee financial expert,” as such term is defined by the SEC. The primary reason for this is that we are an agricultural and producer-based company, with the overwhelming majority of our 543 members being farmers who reside in South Dakota, including six managers on the Board.  The rural location and agricultural-based business of the Company also makes it difficult to locate individuals who have all of the necessary attributes to qualify as a financial expert as defined by the SEC. Nonetheless, we believe the collective experience and backgrounds of the Audit Committee provide the necessary oversight and safeguards to the Company. In addition, Broin Management, the Managing Member of the Company, provides the Company with certain oversight and expertise in accounting, financial and other related matters on which our Audit Committee relies when it carries out its duties and responsibilities.

Audit Committee Report

The following report was delivered to our Board by the Audit Committee on February 13, 2006.  The following Audit Committee report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the reporting process. Our independent auditor, Eide Bailly LLP, is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2005.  The Audit Committee has discussed with Eide Bailly the matters required to be discussed by Statement on Auditing Standards No. 61,

Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with Eide Bailly its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Audit Committee

Fred Thurman, Chair

Darrin Ihnen

Steve Sinning

Independent Accountants

Audit Fees.  Eide Bailly has billed us a total amount of $65,891 and $58,566 for professional services rendered for the audit of the Company’s various financial statement as of December 31, 2005 and December 31, 2004, and the reviews of the financial statements included in the Company’s Form 10-Q for the 2005 and 2004 fiscal years.

Audit-Related Fees. Eide Bailly did not perform any audit-related services as of December 31, 2005 and December 31, 2004.

Tax Fees. Eide Bailly has billed us a total amount of $10,273 and $9,878  for professional tax services rendered for fiscal years ended December 31, 2005 and December 31, 2004. The tax services performed were the preparation and review of our federal tax return, as well as research on our allocation and distribution policy concerning the allocation of income and losses to our members.

All Other Fees.  Eide Bailly has billed us a total amount of $2,080 and $448 for all professional services rendered in connection with other matters requested by the Company during fiscal years ended December 31, 2005 and December 31, 2004, respectively. The services performed in 2005 were related to an analysis of an insurance recovery, while the services performed in 2004 were related to an analysis of our construction budget and procedures.

Audit Committee Pre-Approval Policy

Before our independent auditor, Eide Bailly, is able to complete any audit or non-audit service, the definitions of which can be found in Appendix I of our Audit Committee Charter, the Audit Committee is required to pre-approve the necessary service. Each service to be performed by Eide Bailly is required to be pre-approved in writing by our Audit Committee. The writing must indicate the service to be performed and the costs related to such service.  The Audit Committee is prohibited from approving any service if it determines that the independence of Eide Bailly may be impaired in connection with its audit service function. Eide Bailly is also prohibited from performing certain non-audit services as defined under the Audit Committee Charter. During 2005, all such non-audit fees were pre-approved by the Audit Committee.

Nomination Committee

The Nomination Committee operates under a charter adopted by the Board, a copy of which can be found on our website at www.greatplainsethanol.com. Under its charter, the Nomination Committee must have three persons, the majority of whom must satisfy all of the requirements under the definition of independent as defined by the NASD, with one exception. Under the exception, a member is not precluded from serving on the Nomination Committee in connection with any payments received due to the delivery and sale of corn to the Company. The Nomination Committee is comprised of three current managers of the Board: Jeff Broin, Darrin Ihnen, and Fred Thurman. Except for Fred Thurman, none of the committee members meet all of the requirements to be deemed independent as defined by the NASD. The Nomination Committee held one meeting during fiscal year 2005.

The Nomination Committee is responsible for the identification, evaluation and recommendation of individuals qualified to be a manager of the Board.  The major responsibilities of the Nomination Committee are:

•      Develop a nomination process for candidates to the Board;

•      Establish a criteria and qualifications for membership to the Board;

•      Identify candidates to fill positions to the Board;

•      Fill vacancies of the Board; and

•      Recommend to the Board candidates for election or reelection.

Nomination Process

The Nomination Committee generally identifies potential candidates to serve on the Board using two methods. First, prior to an Annual Meeting, the Nomination Committee solicits Class A, Class B and Class C members to submit nominations of persons for the election to the Board. The Nomination Committee may also choose to solicit certain individuals that it believes would make a good candidate to the Board in light of specific qualities, skills or needs of the Board.

Before the Nomination Committee approves and recommends any candidate for nomination, the person must meet certain minimum qualifications. The potential candidate must not have a criminal record or disciplinary history over a certain period of time and the candidate must possess certain qualities, including a reputation for sound ethics, loyalty and commitment, a willingness to act on and be accountable for decisions, an ability to analyze and communicate effectively, and an ability to work with others. The Nomination Committee determines whether or not a person satisfies the minimum qualifications by requiring such persons to fill out and submit a nomination application and, at times, by conducting interviews and background checks of such persons.

In preparation of the 2006 Annual Meeting, as in prior years, the Nomination Committee actively solicited members to submit nominations for the Board. At the end of January 2006, the Nomination Committee notified all members of the opportunity to submit nominations to the Nomination Committee for the 2006 Annual Meeting and election. In response to this notice, the Nomination Committee received from all members a total of three nominations, each of whom is included on the ballot for the 2006 Annual Meeting election.

EXECUTIVE OFFICER AND MANAGEMENT

Executive Officer

Our day-to-day affairs are managed by Richard A. Serie, our plant’s general manger. Mr. Serie has served as our general manager since October 2002 and as the designated chief executive officer and chief financial officer since April 2003. Mr. Serie is employed by Broin Management, LLC, which manages the operation of our plant.

Mr. Serie was previously employed by Broin Management at Agri-Energy, an ethanol plant in Luverne, Minnesota, where he served as general manager.  Prior to his employment with Broin Management, he was vice president of operations for Boyle Development, a subsidiary of the Boyle Companies, which owned and operated nursing homes.  Mr. Serie currently serves as a director of the Renewable Fuels Association, chairing the membership committee, and as a director of the Dakota Gold Research Association, serving as its president.

Management and Key Employees

Members of management and key employees are set forth below:

Name	Age	Position
Richard Serie	53	General Manager

Our day-to-day affairs are managed by Richard A. Serie, our plant’s general manager, who also serves as the designated chief executive officer and chief financial officer.  Mr. Serie is employed by Broin Management, which manages the operation of the plant.

COMPENSATION OF BOARD OF MANAGERS AND EXECUTIVE OFFICER

Board of Mangers

We have not paid the managers of our Board any cash compensation for their services on the Board.  We have, however, reimbursed our managers for reasonable expenses incurred in carrying out their duties as managers. Each manager of the Board receives a per diem fee of $150 for attending meetings. Managers who are also members of the Company receive the same membership benefits as other members receive.

Executive Officer and Employees

Mr. Serie is our plant’s general manager and also serves as the Company’s designated chief executive officer and chief financial officer. Mr. Serie is directly employed by Broin Management, our Managing Member, which manages the operation of our plant. Because of Mr. Serie’s employment with Broin Management, Mr. Serie does not have an employment agreement with the Company nor does he receive any compensation from the Company for his services as general manager, chief executive officer or chief financial officer. Rather, Mr. Serie is compensated directly by Broin Management for his services. We pay Broin Management a fixed annual fee of $250,000, adjusted annually for inflation, part of which includes Mr. Serie’s salary, plus an incentive bonus based on the profitability of the Company.

The following table sets forth all the compensation paid to each of our executive officers during the years ended December 31, 2005, 2004 and 2003.

					Long-Term Compensation
					Awards		Payouts
		Annual Compensation
Name and Principal Position	Year ended Dec. 31	Salary ($)	Bonus ($)	Other Annual Compensation	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)

Rick Serie (1)	2005	0	__	__	__	__	__	$250,000	(1)
	2004	0	—	—	—	—	—	250,000	(1)
	2003	0	__	__	__	__	__	250,000	(1)
Chief Executive Officer and Chief Financial Officer

(1)           Mr. Serie does not receive any compensation directly from the Company. Mr. Serie is employed by Broin Management, which manages the operation of our plant. As a result, Mr. Serie is compensated directly by Broin Management for his services as general manager. We pay Broin Management a fixed annual fee of $250,000, adjusted annually for inflation, part of which includes Mr. Serie’s and the technical manager’s salary, plus an incentive bonus based on the profitability of the Company.

We have not issued, either directly or as part of a long-term incentive plan, any options or stock appreciation rights to any executive officer or manager of our Board.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, MANAGEMENT, AND NOMINEES

The following table sets forth the current beneficial ownership of our capital units in terms of equity and voting interests, by managers of the Board, executive officers, the Managing Member, nominees to the Board and any beneficial owner of more than 5% of any class of our capital units.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (in units)	Equity Percent of Class	Voting Percent Of Class
Class A	Dennis Hardy, Manager	11	*	*

Class A	Darrin Ihnen, Manager	10	*	*

Class A	Mark Miller, Manager (2)	2	*	*

Class A	Dennis Schrag, Manager (3)	2	*	*

Class A	Steve Sinning, Manager	6	*	*

Class A	Dan Viet, Manager	4	*	*

Class A	Managers, Managing Member and Executive Officers, as a group	35	2.3	2.3

Class B	Broin Investments II, LLC	200	100	100

Class B	Jeff Broin, Manager (4)	200	100	100

Class B	Fred Thurman, Manager (5)	200	100	100

Class B	Managers, Managing Member and Executive Officers, as a group	200	100	100

Class C	Broin Investments II, LLC	400	19.71	19.71

Class C	Broin Management, LLC, Managing Member	41	2.02	2.02

Class C	Jeff Broin, Manager (6)	442	21.78	21.78

Class C	Darrin Ihnen, Manager	1	*	*

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (in units)	Equity Percent of Class	Voting Percent Of Class
Class C	Mark Miller, Manager (2)	11	*	*

Class C	Dennis Schrag, Manager (3)	13	*	*

Class C	Rick Serie, CEO	1	*	*

Class C	Steve Sinning, Manager	11	*	*

Class C	Fred Thurman, Manager (5)	400	19.71	19.71

Class C	Dan Viet, Manager	1	*	*

Class C	Managers, Managing Member and Executive Officers, as a group	1,320	65.0	65.0

*	Equals less than 1% beneficial ownership of the class.

(1)

The addresses for each of the individual managers listed above are set forth under “Information about Nominees” or “Information About Current Board of Managers.” The address for Broin Management, LLC and Broin Investment II, LLC is 2209 East 57th Street North, Sioux Falls, South Dakota 57104.

(2)	Represents 1 Class C unit held of record by Mr. Miller, 2 Class A units and 10 Class C units, held jointly with Mr. Miller’s spouse.

(3)	Represents 1 Class C unit held of record by Mr. Schrag and 2 Class A units and 12 Class C units held of record by Mr. Schrag’s spouse.

(4)

Represents 200 Class B units held of record by Broin Investments II, LLC. Mr. Broin holds an ownership interest in and controls Broin Investments II, LLC and, therefore, is the beneficial owner of the units owned by Broin Investments II, LLC.

(5)

Represents 200 Class B units and 400 Class C units held of record by Broin Investments II, LLC, of which Corn Energy Investors, LLC is a minority member. Mr. Thurman owns an ownership interest in Corn Energy Investors, LLC.  Mr. Thurman disclaims beneficial ownership of the Class B and Class C units to the extent of his pecuniary interest in such units.

(6)

Represents 1 Class C unit held of record by Jeff Broin, 41 Class C units held of record by Broin Management, LLC, and 400 Class C units held of record by Broin Investments II, LLC. Mr. Broin holds an ownership interest in and controls Broin Management, LLC and Broin Investments II, LLC; accordingly, Mr. Broin is the beneficial owner of all units owned by both Broin Management, LLC and Broin Investments II, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The individual managers of our Board and our chief executive officer and chief financial officer have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and the Company, except for corn delivery agreements they have entered into upon purchasing Class A Capital Units in forms identical to those provided to other members, and except as described below as it relates to Jeff Broin.

Broin and Associates, Inc. and its affiliated companies have assisted us in virtually all aspects of our plant’s start-up and operations. Broin and Associates, Inc. is a engineering and construction management firm based in Sioux Falls, South Dakota, specializing in the design, engineering, construction, and plant start-up of new ethanol production facilities.  Broin and Associates is principally owned by Jeff, Robert, and Todd Broin, and Jeff Broin is the chief executive officer.  Jeff Broin currently serves on our Board and on the boards of several other ethanol production facilities managed by Broin Management. Prior to the commencement of our plant’s operations in 2003, Broin and Associates designed and constructed our plant, and assisted us with the selection of our plant’s site. In 2005, Broin and Associates assisted us in the design and construction of a technology upgrade to the plant for approximately $5.0 million. In the event of any expansion of the plant, Broin and Associates is expected to be retained as the design-builder.

Broin and Associates has been and is currently the sole provider of the technology to our plant pursuant to a licensing agreement. In exchange for an annual licensing fee, Broin and Associates licenses to us the right to use certain technology and patents owned, developed, or obtained by Broin and Associates and which relate to the ethanol and co-product production processes. The licensing agreement terminates following any termination of the management relationship with Broin Management. Under an addendum to the licensing agreement, Broin and Associates licenses to us the right to use a newly developed raw starch technology called BPX™, a technology that eliminates an energy-intensive step in the cooking production phase.

Broin’s affiliated companies currently manage our plant’s operations and market the sale of ethanol and distillers grains.  Broin Management, LLC, which is principally owned and controlled by Jeff Broin, Rob Broin and Todd Broin, is our Managing Member and manages the day-to-day operations of the plant.  We pay Broin Management a fixed annual fee of $250,000, adjusted annually for inflation. We also pay Broin Management an incentive bonus of 4% of our trimester net income. The trimester bonus is calculated annually based upon audited net profits. We pay certain expenses incurred with respect to operation of the plant while other expenses, including, but not limited to, the provision of a full-time plant general manager and technical manager, are included as part of Broin Management’s fees. Rick Serie, an employee of Broin Management, serves as the plant’s general manager, as well as the chief executive officer and chief financial officer of the Company. We may only terminate Broin Management “for cause,” which is defined in our Operating Agreement as illegal or unethical conduct, substandard performance of the plant for a period of two consecutive years, and the sale, change of control or disposition of Broin Management.

Broin Management also operates our hedge and risk management program for corn and natural gas. Our risk management agreement has a term of one year but renews automatically for successive one-year terms unless thirty days prior written notice is given by either party. We pay Broin Management an annual fee of $50,000 for these services, subject to modification in the event of plant expansion or increase in corn usage.

Broin Enterprises, Inc., d/b/a Dakota Gold Marketing, principally owned and controlled by Jeff Broin, Rob Broin and Todd Broin, markets the distillers grains we produce.  The contract is in effect until 2013 and automatically renews for additional three-year terms, unless discontinued by either party upon at least three months prior written notice of nonrenewal.  We pay Dakota Gold Marketing a marketing fee of 3% of the gross monthly sales of distillers grains with a minimum annual fee of $200,000 per year.

Ethanol Products, LLC, principally owned by Broin Enterprises, Inc., purchases and markets the ethanol we produce. Our contract with Ethanol Products is in effect until 2013, and automatically renews for additional three-year terms unless discontinued by either party upon at least three months notice prior to the end of the previous term. Ethanol Products receives a marketing fee of $.0040 per gallon of ethanol sold, and an administrative fee of $.0025 per gallon of ethanol sold.

Broin Investments II, LLC, is currently our only Class B member and, as such, has the right to elect one person to the Board.  Broin Investments II elected Jeff Broin at the 2004 Annual Meeting to serve on the Board. His term expires in 2007.

Under the four agreements with Broin Management, Ethanol Products and Broin Enterprises, we paid these entities an aggregate of $1,644,927 and $1,659,934 for the years ended December 31, 2005 and 2004, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who directly or indirectly own more than ten percent of a class of our Class A Units, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Executive officers, directors and greater than ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our executive officers and managers that no other reports were required, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2005.

ANNUAL REPORT

Our annual report on Form 10-K for the fiscal year ended December 31, 2005, including financial statements, accompanies the mailing of this Information Statement, but it is not deemed a part of this Information Statement.

AUDIT MATTERS

A representative of the firm of Eide Bailly LLP is expected to be present at the 2006 Annual Meeting.  Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from Members.

MEMBERS’ PROPOSALS

Any member proposal intended to be considered for inclusion in the Information Statement for presentation at the 2007 Annual Meeting of Members must be received by the Company no later than December 28, 2006.  The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act.  It is suggested that the proposal be submitted by certified mail — return receipt requested.  Members who intend to present a proposal at the 2007 Annual Meeting of Members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal no later than 60 days prior to the Annual Meeting.  We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

CODE OF ETHICS

All of the managers of the Company’s Board, officers and employees, are required to comply with the Company’s Code of Ethics adopted by the Board in 2003. A copy of the Code of Ethics can be obtained, without charge, by writing to the Company at the following address:

Membership Coordinator

Great Plains Ethanol, LLC

27716 462nd Avenue

Chancellor, South Dakota 57015

Amendments and modifications to, and waivers of, the Code of Ethics will be promptly disclosed by the Company, to the extent required under the Exchange Act, on a current report on Form 8-K.

“HOUSEHOLDING” OF PROXY MATERIALS.

The SEC has adopted rules that permit companies to satisfy delivery requirements for information statements with respect to two or more members sharing the same address by delivering a single information statement addressed to those members. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household information materials, delivering a single information statement to multiple members sharing an address unless contrary instructions have been received from the affected members. Once you have received notice from us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify us by sending a written request to Great Plains Ethanol, LLC, 27716 462nd Avenue, Chancellor, South Dakota, 57015.

OTHER MATTERS

The Board knows of no other matter to be acted upon at the meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Darrin Ihnen
Darrin Ihnen
President

May 1, 2006

CLASS A — SAMPLE BALLOT

GREAT PLAINS ETHANOL, LLC

2006 ANNUAL MEETING

By signing below, I certify that:

•      I am either the owner or the authorized representative of the owner of Class A Capital Unit or Capital Units of Great Plains Ethanol, LLC and have full power and authority to vote such capital units; and

•      I vote such capital units on the following matters as set forth below (please check box).

Dennis Hardy–

For	☐	Withhold	☐

Darrin Ihnen–

For

☐

Withhold

☐

Date:
Signature

Print Name

CLASS C — SAMPLE BALLOT

GREAT PLAINS ETHANOL, LLC

2006 ANNUAL MEETING

By signing below, I certify that:

•      I am either the owner or the authorized representative of the owner of Class C Capital Units of Great Plains Ethanol, LLC set forth below and have full power and authority to vote such capital units; and

•      I vote such capital units on the following matters as set forth below.

Mark Miller–

For	☐	Withhold	☐

Date:
Signature

Print Name